SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

Ivy High Income Opportunities Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary proxy materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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IVY HIGH INCOME OPPORTUNITIES FUND CALL CENTER OUTBOUND CALLING SCRIPT

Good (morning, afternoon, evening).  My name is (DA agent’s full name).  May I please speak with (shareholder’s full name)?
(Repeat the greeting if necessary)

I am calling from Di Costa Partners on a recorded line on behalf of Ivy Investments regarding your current investment in the Ivy High Income Opportunities Fund.  Materials were sent to you for the upcoming Annual Meeting of Shareholders scheduled to take place on August 30, 2019 and at this time we have not yet received your vote.

The Board of Trustees is recommending a vote IN FAVOR of Proposal One and AGAINST Proposal Two.

Would you like to vote along with the Board of Trustee’ recommendations?
(Pause for shareholders response)
(Review the voting options/proposals with the shareholder if necessary or requested by the shareholder)

If NO or a negative response from the shareholder: Your vote is very important, no matter how many or how few shares you own. May I record a vote for you today? (Pause for shareholders response)

If NO:
We can be reached toll-free at 1-833-892-6625, Monday through Friday between the hours of 9:00AM and 5:00PM Eastern time.  Your time today is appreciated.  Thank you and have a good (morning, afternoon, evening).

If YES or a positive response from the shareholder:
Thank you.  If we identify any additional accounts you own with the Ivy High Income Opportunities Fund before the meeting date, would you like to vote those accounts in the same manner as you have voted with me today?
(Pause for shareholders response)

Confirming the vote with the shareholder:
I am recording your vote (recap voting instructions for all nominees/proposals).

For confirmation purposes please state your full name.
(Pause for shareholder’s response)

According to our records, you reside in (city, state, zip code).
(Pause for shareholder’s response)

To ensure that we have the correct address for the letter confirming your vote, please state your street address.
(Pause for shareholder’s response)
Thank you.  You will receive written confirmation of this vote within 3 to 5 business days.  Upon receipt, please review and retain for your records.  If you should have any questions, please call the toll-free number listed in the letter.  Mr./Mrs./Ms. (shareholder’s last name), your vote is important and your time today is appreciated.  Thank you and have a good (morning, afternoon, evening).

FOR DCP and DA PURPOSES ONLY Updated: 7/12/2019

IVY HIGH INCOME OPPORTUNITIES FUND CALL CENTER ANSWERING MACHINE SCRIPT

Hello.

I am calling on behalf of Ivy Investments and your investment in the Ivy High Income Opportunities Fund.

The Annual Meeting of Shareholders is scheduled to take place on August 30, 2019.  All shareholders are being asked to consider and vote on important matters.  As of today your vote has not been registered.

Your vote is important.

Please contact us as soon as possible, toll-free at 1-833-892-6625, Monday through Friday between the hours of 9:00AM and 5:00PM Eastern time to cast your vote.

Thank you and have a good day.

FOR DCP and DA PURPOSES ONLY Updated: 7/12/2019